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                                                                 Exhibit 21.1

                              Subsidiaries of Registrant


                       Name                   Jurisdiction of Incorporation
                       ----                   -----------------------------
                       OTG Sales, Inc.            Delaware
                       OTG E-Mail Corp.           Delaware